                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant                         /X/
Filed by a Party other than the Registrant      / /
Check the appropriate box:
/ /     Preliminary Proxy Statement
/ /     Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Section 240.14a-11(c) or Rule 14a-12

                            Tech Squared Inc.
-------------------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                                     N/A
-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):


   /X/   No fee required.

   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  (1)   Title of each class of securities to which transaction applies:

                                      N/A
-------------------------------------------------------------------------------

  (2)   Aggregate number of securities to which transactions applies:

                                      N/A
-------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
        (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A
-------------------------------------------------------------------------------

  (4)   Proposed maximum aggregate value of transaction:

                                      N/A
-------------------------------------------------------------------------------

  (5)   Total fee paid:

                                       N/A
-------------------------------------------------------------------------------

   / /   Fee paid previously with preliminary materials.
   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)   Amount Previously Paid:

                                       N/A
-------------------------------------------------------------------------------

  (2)   Form, Schedule or Registration Statement No.:

                                       N/A
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  (3)   Filing Party:

                                       N/A
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  (4)   Date Filed:
                                       N/A
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
                               TECH SQUARED INC.

                                                                     May 9, 1997

TO: THE SHAREHOLDERS OF TECH SQUARED INC.

    You are cordially invited to attend the Annual Meeting of Shareholders of Tech Squared Inc., to be held on June 5, 1997, at 4:00 p.m. local time at Norwest Financial Center, Building Conference Room, Second Floor, 7900 Xerxes Avenue South, Bloomington, Minnesota. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to complete and sign the accompanying Proxy Card and return it in the enclosed envelope. Also attached for your review are the formal Notice of Meeting and Proxy Statement.

    On behalf of the Board of Directors and employees, thank you for your continued support of Tech Squared Inc.

                                          Very truly yours,

                                          Joel A. Ronning,
                                          CHAIRMAN OF THE BOARD

                                TECH SQUARED INC.
                               5198 West 76th Street
                              Edina, Minnesota 55439

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 5, 1997

                            ------------------------

TO: The Shareholders of Tech Squared Inc.

    The Annual Meeting of Shareholders of Tech Squared Inc. (the "Company") will be held on Thursday, June 5, 1995, at 4:00 p.m. local time at Norwest Financial Center, Building Conference Room, Second Floor, 7900 Xerxes Avenue South, Bloomington, Minnesota, for the following purposes:

1.  To set the number of members of the Board of Directors at four;

2. To elect four directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

3. To consider and act upon a proposal to ratify the selection of Arthur Anderson LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

4. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

    Only shareholders of record as shown on the books of the Company at the close of business on April 15, 1997 will be entitled to vote at the Annual Meeting or any adjournment thereof.

    THIS NOTICE, THE PROXY STATEMENT, AND THE ENCLOSED PROXY CARD ARE SENT TO YOU BY ORDER OF THE BOARD OF DIRECTORS.

May 9, 1997                             Joel A. Ronning,
Edina, Minnesota                        CHAIRMAN OF THE BOARD

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                               TECH SQUARED INC.
                             5198 West 76th Street
                             Edina, Minnesota 55439

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 5, 1997

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

    This Proxy Statement is furnished to the record holders of shares of the common stock (the "Common Stock") and Class A, Series 1994 Preferred
Stock  (the "Preferred   Stock")  of  Tech  Squared   Inc.,  a  Minnesota
corporation (the "Company"), as of the close of business on April 15, 1997, by order of the Board of Directors. The Proxy Statement is furnished
in  connection  with   the solicitation  by the  Board of  Directors of the
enclosed proxy for the Annual Meeting of Shareholders, or any adjournment thereof (the "Annual Meeting"), to be held on June 5, 1997, at 4:00 p.m. local time at Norwest Financial Center, Building Conference Room, Second Floor, 7900 Xerxes Avenue South, Bloomington, Minnesota.

    Any proxy given pursuant to this solicitation and received by the Secretary of the Company at or before the Annual Meeting will be voted in accordance with the instructions given in such proxy. Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to commencement of the Annual Meeting.

    The Company expects that this Proxy Statement, the Notice of Meeting and the Proxy Card will first be mailed to shareholders on or about May 9, 1997.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    Only holders of Common Stock or Preferred Stock of record at the close of business on April 15, 1997 will be entitled to vote at the Annual Meeting. On April 15, 1997, the Company had 10,374,870 shares of Common Stock and 160,000 shares of Preferred Stock outstanding, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. On each matter to be voted on at the Annual Meeting, the Common Stock and Preferred Stock will vote together as one class. Neither holders of shares of Common Stock nor holders of shares of Preferred Stock possess cumulative voting rights.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, taken together, is required for a quorum for the transaction of business. In general, shares of Common Stock or Preferred Stock represented by a properly signed and returned Proxy Card will be counted as shares present at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects votes withheld from director nominees or abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

    The election of nominees for director and the approval of each of the other proposals described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter. Elections to withhold authority and abstentions will be treated as shares entitled to vote and will be counted as votes against a nominee or matter. Broker non-votes will be treated as shares not entitled to vote on a matter and will not be counted in determining whether that matter has been approved.

    Shares of Common Stock or Preferred Stock represented by properly executed Proxy Cards will be voted in accordance with the choices specified therein. Proxies that are signed by shareholders but that lack any voting instructions will be voted FOR setting the number of members of the Board of Directors at four; FOR the election of the nominees for director listed in this Proxy Statement; FOR ratifying the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and, with respect to any other business that may properly come before the Annual Meeting, according to the judgment of the persons named as proxies in the Proxy Card.

                             ELECTION OF DIRECTORS
                               PROPOSALS 1 AND 2

NOMINATION

    The Bylaws of the Company provide that the Board of Directors shall consist of the number of directors (not more than 11) as established from time to time by the shareholders; provided, however, that the number may be increased or decreased by resolution of the Board of Directors. The number of directors is currently set at four. The Board of Directors recommends that the number of directors be set a four for the coming year and that the nominees named below be elected to the Company's Board of Directors. Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

    The election of each director requires the affirmative vote of a majority of the shares of Common Stock and Preferred Stock, voting together as one class, represented in person or by proxy at the Annual Meeting. All nominees have consented to serve if elected, but if any becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SETTING THE NUMBER OF DIRECTORS AT FOUR AND FOR ELECTING THE NOMINEES FOR DIRECTOR SET FORTH BELOW.

INFORMATION ABOUT NOMINEES

    The following information has been furnished to the Company by the respective nominees for director.

NAMES OF NOMINEES                            AGE                 PRINCIPAL OCCUPATION                 DIRECTOR SINCE
-----------------                            ---                 --------------------                 --------------
Joel A. Ronning(1)                           40      Chairman  of  the   Board,  Chief   Executive         1995
                                                     Officer,    Chief   Financial   Officer   and
                                                     Secretary of the Company

Charles E.Reese, Jr.                         43      President and Chief Operating Officer of  the         1996
                                                     Company

James D. Kramer                              56      President of Kramer, Geisler, Strand & Dayton         1990
                                                     Inc.

Richard J. Runbeck(1)                        51      President of Runbeck & Associates, P.A.               1996

------------------------

(1) Member of the Compensation Committee

OTHER INFORMATION ABOUT NOMINEES

    JOEL A. RONNING has been a member of the Company's Board of Directors and the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company since May 10, 1995. Mr. Ronning is the founder of MacUSA, a wholly-owned subsidiary of the Company, and has served as a director and its Chief Executive Officer since April 1990. Mr. Ronning is also the Chief Executive Officer and a director of Digital River, Inc., a Minneapolis, Minnesota-based company specializing in electronic software distribution in which the Company holds a 60% equity interest.

                                       2.

    CHARLES E. REESE, JR. has served as a director of the Company since June 1996 and has served as President and Chief Operating Officer of the Company since August 1996. Mr. Reese is also a member of the Board of Directors of Digital River, Inc. From April 1995 to August 1996 he was Vice President of Sales and Marketing of The Weidt Group, a custom software and internet site developer based in Minnetonka, Minnesota. Mr. Reese served as Vice President of Sales from July 1987 to April 1995 for LaserMaster Technologies, Inc., an Eden Prairie, Minnesota-based developer, manufacturer and marketer of digital color printers and chemical-free filmsetters.

    JAMES D. KRAMER has served as a director of the Company since October 1990. From 1992 to May 1995 Mr. Kramer served as the Chief Executive Officer of the Company. He has been the President of Kramer, Geisler, Strand & Dayton Inc., a Minneapolis-based real estate appraisal and consulting firm since 1977. Mr. Kramer is also the President of Real Estate Graphics, Inc., a privately-held mail-order company co-founded by him in 1977.

    RICHARD J. RUNBECK has served as a director of the Company since July 1996. Since October 1985 he has been the President of Runbeck & Associates, P.A., an accounting firm located in Brooklyn Center, Minnesota. Mr. Runbeck is a member of the Board of Directors of Ontrack Data International, Inc., a provider of data recovery services based in Eden Prairie, Minnesota.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

    During the year ended December 31, 1997, the Board of Directors held seven meetings and took action by unanimous written consent on three occasions. None of the members of the Board of Directors proposed for re-election attended less than 75% of the meetings of the Board of Directors and Committees of the Board of Directors held during the period in which they served as a director during the year ended December 31, 1996.

    The Board of Directors has one standing committee. The Compensation Committee is responsible for setting the compensation of executive officers of the Company. The Compensation Committee held no meetings during the fiscal year ended December 31, 1996.

SIGNIFICANT EMPLOYEES

    STANLEY Y. TENENBAUM has been employed by the Company since September 1995, most recently as its Executive Director of Finance. From March 1994 to June 1995 Mr. Tenenbaum was employed by Zeos International, Ltd., a manufacturer of computer products based in Minneapolis, Minnesota, initially as Controller and subsequently as Vice President of Procurement. From 1982 to 1993 Mr. Tenenbaum held various positions with the accounting firm of Ernst & Young LLP, including the position of Senior Manager in the Entrepreneurial Services Group.

    RICHARD J. APPLE became the Company's Vice President of Marketing in April 1997. From September 1996 to April 1997 he served as President of William Tell Marketing, a marketer of Internet-related products to Internet technology suppliers. From January 1990 to May 1996 Mr. Apple served in various capacities with Zeos International, Ltd., a manufacturer of computer products based in Minneapolis, Minnesota, most recently as Vice President, Sales and Marketing. In connection with a merger in April 1995, Zeos International, Ltd. changed its name to Micron Electronics, Inc. and now operates as a domestic provider of personal computer systems through direct sales channels and is based in Nampa, Idaho.

     JEFFREY L. ABRAMOVITZ has been the Company's Controller since November 1996. From March 1996 to November 1996 he was employed by the accounting firm of Ernst & Young LLP as a Manager in the Entrepreneurial Services Group. From November 1992 to February 1996, Mr. Abramovitz was employed by NovaCare, Inc., a provider of rehabilitation services to outpatient and long term care patients based in King of Prussia, Pennsylvania, which included service as West Regional Vice President and Controller from September 1994 to February 1996. Mr. Abramovitz held various accounting and finance positions at Northwest Airlines from May 1988 to November 1992.

REPORTING UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires executive officers and directors of the Company, and persons who beneficially own more than 10 percent of the Company's outstanding shares of Common Stock or Preferred Stock, to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission and any exchange on which the Company's shares are traded. Officers, directors and persons owning more than 10 percent of the Company's outstanding Common Stock or Preferred Stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely on a review of the copies of such reports and amendments thereto furnished to or obtained by the Company or written representations that no other reports were required, the Company believes that during the year ended December 31, 1996, the Company's directors, officers and beneficial owners of more than 10 percent of the Company's shares of Common Stock or Preferred Stock complied with all applicable filing requirements except that Mr. Reese did not timely file an initial report of ownership and one transaction report, and Mr. Runbeck did not file an initial report of ownership.

                                       3.

                        COMPENSATION AND OTHER BENEFITS

SUMMARY COMPENSATION TABLE

    The following table sets forth certain cash and non-cash compensation awarded to or earned by the Chief Executive Officer of the Company during the Company's fiscal years ended December 31, 1994, 1995 and 1996. No other executive officer of the Company earned or was awarded total compensation in excess of $100,000 in the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                     ANNUAL COMPENSATION                    COMPENSATION
                                         -------------------------------------------  ------------------------
NAME AND PRINCIPAL                                                   OTHER ANNUAL      SECURITIES UNDERLYING         ALL OTHER
POSITION                       YEAR       SALARY        BONUS        COMPENSATION             OPTIONS              COMPENSATION
--------------------        -----------  ---------  -------------  -----------------  ------------------------  -------------------
Joel A. Ronning (1)               1996     70,298(2)    --               13,250(3)                   --                9,800(5)
Chairman, Chief  Executive        1995    128,000       --               14,745(3)            2,664,996(4)                --
Officer and Chief                 1994    279,750       --                   --                      --                   --
Financial Officer

------------------------

(1) Amounts listed relating to periods prior to May 10, 1995 are salaries paid to Mr. Ronning in his capacity as President and Chief Executive Officer of MacUSA. From January 1, 1995 through October 1995, Mr. Ronning was paid a salary of $128,000. The Company currently accrues and pays Mr. Ronning an amount equal to approximately $325 per month relating primarily to his health insurance and other employee benefits. In March 1996, the Board of Directors approved a monthly salary of $10,000 for Mr. Ronning. Payment of such salary will begin at Mr. Ronning's discretion and after approval of the Company's bank. No compensation was paid under this arrangement to Mr. Ronning in the fiscal year ended December 31, 1996.

(2) Includes $70,000 in salary paid by Digital River, Inc.

(3) The amounts shown as Other Annual Compensation for Mr. Ronning relate to an automobile owned by the Company and used by Mr. Ronning.

(4) In April 1995, MacUSA granted to Mr. Ronning, pursuant to the MacUSA, Inc. 1995 Stock Option Plan (the "MacUSA Plan"), three options to purchase 1,099,990 shares, 1,370,010 shares and 199,996 shares of Common Stock, respectively, at an exercise price of $1.01 per share (as-converted after the Merger).

(5) Represents compensation resulting from a loan to Mr. Ronning on which interest is payable at an annual rate of 5% which is below the market rate assumed, for purposes of determining compensation, to be 10%. See "CERTAIN TRANSACTIONS - Transactions by MacUSA Prior to the Merger."

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

    The following table provides information regarding the exercise of options to purchase shares of the Company's Common Stock by the Company's Chief Executive Officer during the year ended December 31, 1996, and the  year-end value of options held by the Chief Executive Officer.

                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-
                                                                  UNDERLYING UNEXERCISED        THE-MONEY OPTIONS/ SARS AT
                                                               OPTIONS/ SARS AT FISCAL YEAR-          FISCAL YEAR-END
                     SHARES ACQUIRED ON      VALUE REALIZED        END (#)(EXERCISABLE/              ($)(EXERCISABLE/
NAME                     EXERCISE(#)               ($)                UNEXERCISABLE)                 UNEXERCISABLE)(1)
-----------------  -----------------------  -----------------  -----------------------------  -------------------------------
Joel A. Ronning              --                    --                 199,956/2,470,000                   --/ --

(1) Based on a closing Common Stock bid price of $0.31 per share on December 31, 1996. The value of in-the-money options is calculated as the difference between the fair market value of the Common Stock underlying the options at fiscal year end and the exercise price of the options. Exercisable options refer to those options that are exercisable as of December 31, 1996, while unexercisable options refer to those options that become exercisable at various times thereafter.

                                       4.

DIRECTOR COMPENSATION

    Upon initial election to the Board of Directors, each non-employee director receives an option to purchase 50,000 shares of Common Stock under the Tech Squared Inc. 1995 Non-Employee Director Stock Option Plan (the
"Director Plan"). Options  granted  under  the  Director   Plan  have  an
exercise  price   equal to  the fair market value of one share of Common
Stock on the date of grant. The options become exercisable in three equal installments on each of the date of initial election to the Board of Directors and the first two anniversaries of the date of such election. Options vest and become exercisable only if the director is a member of the Board of the Directors on the vesting date. Options granted under the Director Plan expire seven years from the date of grant. During the fiscal year ended December 31, 1996 Mr. Runbeck and Mr. Reese, each of whom became members of the Company's Board of Directors in 1996, were granted options to purchase 50,000 shares of Common Stock under the Director Plan. At the time Mr. Reese received such options he was not an employee of the Company. The Company generally reimburses non-employee directors for out-of-pocket expenses incurred to attend the Board of Directors meetings. The Company does not pay director fees to members of the Board of Directors who are full-time employees of the Company and does not reimburse such persons for out-of-pocket expenses in connection with attending Board of Director meetings.

    The Company is a party to a Consulting Agreement with Mr. Kramer and is a party to an Asset Liquidation Agreement with an entity affiliated with Mr. Kramer. See "CERTAIN TRANSACTIONS - Transactions by the Company Subsequent to the Merger."

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has not entered into an employment agreement with Mr. Ronning. On August 30, 1994, Mr. Ronning entered into an employment agreement with Digital River, Inc. ("Digital River"), a subsidiary of the Company, which calls for Mr. Ronning to dedicate at least one-third of his time (averaged over the calendar year) and at least 54 hours of each calendar month to duties as Chief Executive Officer of Digital River. Pursuant to the terms of the agreement with Digital River, Mr. Ronning may not, directly or indirectly, provide services to any company competing with Digital River, except that Mr. Ronning may serve as an officer and director of the Company or MacUSA provided that the Company and MacUSA limit their activities relating to the superdistribution of software and/or the superdistribution of software and related documentation utilizing encrypting and decrypting technologies. Mr. Ronning's agreement with Digital River terminates on August 30, 1997. In June 1996 the Digital River Board of Directors approved resolutions authorizing Digital River to employ Mr. Ronning on a full-time basis at an annual salary of $140,000 and to grant certain stock options to Mr. Ronning. Mr. Ronning and Digital River have not amended the existing employment agreement or entered into a revised employment agreement which includes such terms.

                              CERTAIN TRANSACTIONS

    Pursuant to an Agreement and Plan of Merger effective as of May 9, 1995 (the "Merger Agreement"), a wholly-owned subsidiary of The Jaguar Group, Ltd. ("Jaguar"), merged with and into MacUSA (the "Merger"). Pursuant to the Merger Agreement, Jaguar issued to the shareholders of MacUSA 24.7 shares of common stock, no par value, for each of the 284,685 shares of MacUSA common stock outstanding, for an aggregate of 7,031,720 shares or approximately 82% of the shares outstanding immediately following the Merger. The Merger was accounted for as a "reverse acquisition" under the purchase method of accounting, pursuant to which MacUSA was deemed to have acquired Jaguar, though Jaguar continues as a surviving legal entity. Prior to the Merger, Joel A. Ronning, the founder and Chief Executive Officer of MacUSA, held over 95% of the outstanding common stock of MacUSA. Immediately following the Merger, Mr. Ronning owned 76.4% of the outstanding Common Stock of the Company, and MacUSA became a wholly-owned subsidiary of the Company. Mr. Ronning also became a director and the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Following the Merger, on July 10, 1995, the shareholders of the Company approved the change in the Company's name from the Jaguar Group, Ltd. to Tech Squared Inc. All share amounts and exercise prices discussed herein are shown on an "as converted" basis.


                                       5.

    TRANSACTIONS BY MACUSA PRIOR TO THE MERGER.

    LOAN  TO MR. RONNING.   In 1993, MacUSA loaned  $200,000 to Mr. Ronning.
The note bears interest at 5% per year payable quarterly and is due on demand upon 30 days written notice. As of December 31, 1996, Mr. Ronning had not paid any of the interest on the note accruing in 1995 or 1996. The balance as of December 31, 1996, including the accrued and unpaid interest, was $203,962.

    DIVIDEND TO MR. RONNING, REIMBURSEMENT OF TAXES AND PERSONAL GUARANTY. Prior to the Merger, MacUSA declared a dividend of $1,188,000 payable to the former shareholders of MacUSA in connection with the conversion of MacUSA from a Subchapter S corporation to a Subchapter C corporation. The Company paid approximately $261,000 of this dividend during 1995 and approximately $200,731 during 1996, of which Mr. Ronning received $260,000 in 1995 and $200,000 in 1996. The remainder of the dividend payable to Mr. Ronning is evidenced by a note payable to Mr. Ronning (the "Note") in the principal amount of $682,096. The Note does not bear interest, is due on demand and, under the terms of a Debt Subordination Agreement dated January 3, 1996 between the Company, Mr. Ronning and Norwest Bank Minnesota, National Association ("Norwest"), is subordinated to indebtedness owed by the Company to Norwest pursuant to the terms of the Credit and Security Agreement with Norwest dated January 3, 1996. Additionally, dividend payments of 50% of the net proceeds from the sale of certain investments, limited to $300,000, and payments of 50% of the net proceeds from any new equity capital raised by the Company, limited to $300,000, may be made. The Company is not allowed to make any other dividend payments without the written consent of Norwest. In March 1996, the Company agreed to reimburse Mr. Ronning for any personal tax he is required to pay as a result of the non-interest bearing status of the Note. Borrowings under the Credit and Security Agreement with Norwest are personally guaranteed by Mr. Ronning up to a maximum of $500,000.

    GRANT  OF OPTION  TO A FORMER  DIRECTOR.   In April 1995,  MacUSA granted
to David H. McCaffrey, a former director of the Company, pursuant to the MacUSA Plan, an option to purchase 100,010 shares of Common Stock at an exercise price of $1.01 per share. The option was exercisable upon the earlier of Mr. McCaffrey helping the Company raise $1,500,000 prior to June 30, 1995, the Company earning greater than $1,400,000 in after-tax income in any one fiscal year and April 28, 2001, and expired upon the earlier of four years from the date first exercisable and April 28, 2005. In March 1996, the Company cancelled this option and granted Mr. McCaffrey a new option to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share. The new option was exercisable in four equal annual installments and was to expire in March 2003. In April 1996, Mr. McCaffrey relinquished all of his options to purchase shares of Common Stock in connection with his resignation as a director of the Company.

    GRANT OF OPTION  TO A FORMER  DIRECTOR.   In April 1995,  MacUSA granted
to Draper Jaffray, a former employee and former director of the Company, pursuant to the MacUSA Plan, an option to purchase 100,010 shares of Common Stock at an exercise price of $1.01 per share. The option became exercisable in full on February 1, 1996 and was to expire on January 31, 1997. In February 1996 Digital River engaged Mr. Jaffray as Vice President of Business Development. In November 1996 the Company agreed in principle to amend the terms of Mr. Jaffray's option to reduce the exercise price per share to $0.50 and to extend the term of the option to the period during which Mr. Jaffray maintains his employment with Digital River.

    TRANSACTIONS BY JAGUAR PRIOR TO THE MERGER.

    SERVICES PROVIDED BY AN ENTITY AFFILIATED WITH A FORMER SIGNIFICANT SHAREHOLDER. In December 1994, Jaguar acquired a 20% interest in Austin Friars Securities Limited ("Austin Friars") in connection with its merger with Ionian Capital, Ltd., a company which merged with Jaguar in December 1994 ("Ionian"). Austin Friars is an English investment banking firm which is a member of the London Stock Exchange. Prior to the Merger, Jaguar transferred its 20% interest in Austin Friars to John R. Silseth, a former director and former officer of Ionian and, prior to the Merger, a more than 10% beneficial owner of the Company's Common Stock (hereinafter referred to as John R. Silseth, Sr.), for no consideration. Austin Friars acted as the sponsor to the Company in a private placement pursuant to Regulation S promulgated under the Security's Act of 1933 (the "Private Placement") completed by the Company in September 1995. In connection with services performed as sponsor in the Private Placement, Austin Friars received fees totaling approximately $211,000 and 61,869 shares of Common Stock. In connection with the Private Placement, the Company entered into a Corporate Advisory Services Agreement (the "Advisory Agreement") with Austin Friars. Under the terms of the Advisory Agreement, Austin Friars provided general

                                        6.

corporate advice for which the Company was required to pay Austin Friars monthly installments of $1,500. The Advisory Agreement was terminated by the Company in September 1995. Subsequent to termination of the Advisory Agreement, the Company engaged Austin Friars to provide advisory services to the Company. As of April 1, 1997, all amounts owed to Austin Friars had been paid.

    CONSULTING ARRANGEMENT WITH THE SON OF A FORMER SIGNIFICANT SHAREHOLDER. In January 1995, Jaguar entered into a Benefit Plan Consulting Agreement with John R. Silseth II, the son of John R. Silseth, Sr., pursuant to which Jaguar issued and registered on Form S-8, 90,000 shares of Common Stock for services rendered in connection with Jaguar's merger with Ionian and certain other consulting services.

    ARRANGEMENT BETWEEN A FORMER DIRECTOR AND MR. KRAMER. In April 1995, Jaguar sold all of the common stock of The Winnek Companies, Inc., an Oklahoma corporation, which at the time was a wholly-owned subsidiary of the Company, to William D. Long who was, at that time, a director and an officer of Jaguar. Under the terms of the agreement, James D. Kramer, a director of the Company, received, in trust, 40,000 shares of Jaguar common stock and all of the Stock Purchase Warrants that had been issued to Mr. Long pursuant to the December 1994 merger of Ionian with and into Jaguar. The agreement calls for Mr. Kramer to make sales of such Common Stock and warrants and to use the proceeds to satisfy and redeem the Company's outstanding Preferred Stock. Any sales of such stock and warrants at less than $3.00 per share require the approval of Mr. Long. The agreement terminates on May 1, 1997, when all cash, shares or warrants remaining in trust are to be returned to Mr. Long.

    COMPENSATION TO  A FORMER  EXECUTIVE OFFICER.   In  April 1995  the
Company issued to Robert O. Knutson, the former Secretary of Jaguar, 10,000 shares of restricted Common Stock in lieu of $5,000 payable to him for services rendered to Jaguar. In addition, the Company paid $3,228 to Mr. Knutson for legal services he performed for the Company.

    During 1995, the Company repaid Donald F. Shiff $26,820 for amounts advanced by him to the Company. All of the cash advances made by Mr. Shiff to the Company occurred prior to the Merger. Of the advances made by Mr. Shiff, $7,750 were advanced during 1995.

TRANSACTIONS BY THE COMPANY SUBSEQUENT TO THE MERGER.

    PAYMENT  TO MR. KRAMER  FOR AMOUNTS OWED  BY THE COMPANY.   During 1995,
the Company repaid  $14,600 to  James D.  Kramer, a  director and  the former
 Chief Executive Officer of the Company, for amounts advanced to Jaguar by a shareholder of the Company. Mr. Kramer had purchased the receivable payable by the Company from that shareholder.

    ARRANGEMENT  WITH AN ENTITY AFFILIATED  WITH MR. KRAMER.   In June 1995,
the Company entered  into  an  Asset Liquidation  Agreement  with  Jaguar
Ventures, Limited,   a  Minnesota  corporation  ("JVL").  Mr.  Kramer  owns
approximately one-third of the capital stock of JVL and is a director and officer of JVL. Pursuant to the agreement the Company retained JVL to assist in the disposition of the Company's holdings of 390,000 shares of common stock in Renoir Galleries Ltd. (the "Renoir Shares"). Under the term of the Asset Liquidation Agreement, the Company would pay JVL one-third of the proceeds in excess of $250,000 realized in connection with the sale of the Renoir Shares and grant JVL options to purchase 150,000 shares of Common Stock at an exercise price of $1.50 per share. In September 1995, the Company entered into a Consulting Agreement with JVL, which superseded and replaced the June 1995 Asset Liquidation Agreement, pursuant to which the Company agreed to grant JVL an option to purchase 300,000 shares of Common Stock at an exercise price of $1.75 per share and to purchase 20,000 shares of Jaguar Resources, Inc. at $2.00 per share as compensation for certain advisory services and pursuant to which JVL would be paid a $25,000 finder's fee in connection with the Private Placement. In November 1995, the Company entered into an Agreement with JVL, which superseded and replaced the September 1995 and June 1995 agreements, pursuant to which JVL provided certain consulting and advisory services to the Company. Under the terms of the Agreement, the Company granted JVL an option to purchase 300,000 shares of Common Stock at an exercise price of $1.75 per share and paid $25,000 in fees to JVL and $25,000 to Donald F. Shiff. The option expires on November 15, 2000. Pursuant to the terms of the agreement, JVL has certain piggyback registration rights relating to the option and the shares of Common Stock issuable upon exercise thereof.

                                       7.

    CONSULTING  ARRANGEMENT  WITH MR.  KRAMER.   In  December 1995,  the
Company entered into a Consulting Agreement with James D. Kramer and Larry Kramer, the brother of James D. Kramer (collectively, the "Kramers"),
whereby the Kramers are  acting  as  consultants   to  the  Company   in
connection  with   selling substantially  all  of the  stock or  assets of
Tabor Resources Corporation, a wholly-owned subsidiary of the Company ("Tabor"). Under the terms of the agreement with the Kramers, the Kramers will be paid a commission of 4% of the cash realized by the Company relating to the sale of Tabor assets. In March 1996, and amended in April 1996, Tabor entered into an Asset Purchase Agreement with Hanover Gold Company, Inc. ("Hanover") for the sale of certain assets of Tabor. Under the terms of the agreement, Tabor has agreed to sell all of its property and mining rights in the Alder Gulch area of the Virginia City Mining District in southwest Montana in exchange for 525,000 shares of Hanover common stock (the "Hanover Shares"). Based on the closing price on April 15, 1997, the market value of the Hanover Shares was approximately $624,750. Payment under the Kramer agreement relating to the sale of Tabor assets to
 Hanover will be due upon recognition by the Company of any cash proceeds from the Hanover Shares.

    GRANT FROM MR. RONNING OF AN OPTION TO ACQUIRE A MAJORITY INTEREST IN AN ENTITY AFFILIATED WITH MR. RONNING. In December 1995, MacUSA, a wholly-owned subsidiary of the Company, was granted an option by Mr. Ronning to acquire the 60% of the outstanding common stock (the "Digital River Shares") of Digital River, Inc., a Minnesota corporation ("Digital River"), owned by Mr. Ronning. The option (the "Digital River Option") is exercisable at any time through December 31, 2000 for total consideration of one dollar. The Digital River Shares are subject to the provisions of a Stock Purchase Agreement dated August 30, 1994 (the "Stock Purchase Agreement"), between Mr. Ronning, Fujitsu Limited, a company organized under the laws of Japan ("Fujitsu"), Digital River, and MacUSA (collectively, the "Parties") and to the provisions of certain related agreements, primarily, a Memorandum of Understanding, an Investors Rights Agreement, a Voting Rights Agreement and a Personal Guaranty and Stock Pledge Agreement among certain of the Parties (collectively, the "Digital River Agreements"). Pursuant to the terms of the Memorandum of Understanding, as a condition to the transfer of the Digital River Shares to MacUSA, MacUSA is required to become a party to the Digital River Agreements. By its terms, the Digital River Option is subject to the terms and conditions of the Digital River Agreements and terminates automatically if any of its terms, including the transfer of the Digital River Shares to the Company pursuant to exercise thereof, violate a term or provision of any of the Digital River Agreements. Digital River is engaged in the business of electronic software distribution. Mr. Ronning is the President and a director of Digital River.

    TAX INDEMNIFICATION  AGREEMENT WITH  MR.  RONNING.   In December  1995,
the Company entered into a Tax Indemnification Agreement with Mr. Ronning whereby the Company agreed to indemnify Mr. Ronning for the amount of any penalties or interest resulting from the redetermination of Mr. Ronning's share of taxable income attributable to MacUSA and the amount of any additional taxes due from Mr. Ronning, to the extent such tax adjustment results in a future decrease in the taxable income of MacUSA. Prior to
the  Merger,  Mr.  Ronning   owned approximately  95% of  MacUSA, which was
a Subchapter S corporation within the meaning of Section 1361 of the Internal Revenue Code. Pursuant to the Merger, MacUSA's Subchapter S status was terminated.

    SALE BY THE COMPANY OF AN OWNERSHIP INTEREST IN AN ENTITY TO A FORMER SIGNIFICANT SHAREHOLDER. On December 31, 1995, the Company owned 390,000 shares of common stock in Renoir Galleries Ltd. ("Renoir"), a start-up venture with no current operations, representing approximately 20% of the outstanding shares of Renoir. Renoir was attempting to develop a business which publishes, reproduces and markets fine arts with particular emphasis on a mail order business and on the works of the French
Impressionist,  Pierre-Augustee  Renoir.   Business development  activities
at this entity have essentially been discontinued. Accordingly, management did not believe the venture, or the Company's ownership interest therein, had any realizable value. In March 1996, the Company agreed in principal to transfer its ownership interest in Renoir to Minneapple Capital, Ltd., a company controlled by John R. Silseth, Sr., a former significant shareholder of the Company, for nominal consideration of certain consulting services.

                                       8.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

    Shareholders of record as of the close of business on April 15, 1997 are entitled to receive notice of and to vote at the Annual Meeting. As of the record date there were outstanding and entitled to be voted at the Annual Meeting, 10,374,870 shares of Common Stock and 160,000 shares of Preferred Stock.

SHARE OWNERSHIP OF MANAGEMENT

    The   following  table  sets  forth  information  regarding  the beneficial ownership of Common Stock and Preferred Stock of the Company as of April 15, 1997, unless otherwise indicated, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers (regardless of compensation level) of the Company as a group.


                                         SHARES OF COMMON STOCK      SHARES OF PREFERRED STOCK        TOTAL VOTING SHARES
                                          BENEFICIALLY OWNED(1)        BENEFICIALLY OWNED(1)         BENEFICIALLY OWNED(2)
                                        -------------------------  ------------------------------  -------------------------
                                                     PERCENT OF                     PERCENT OF                  PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER      AMOUNT        CLASS         AMOUNT           CLASS         AMOUNT        TOTAL
--------------------------------------  ----------  -------------  -------------  ---------------  ----------  -------------
Joel A. Ronning                          6,910,022(3)        65.3%      --              --          6,910,222(3)        64.4%

Charles E. Reese, JR.                      125,000(4)         1.2%      --              --            125,000(4)         1.2%

James D. Kramer                            174,332(5)         1.7%      --              --            174,332(5)         1.6%

Richard J. Runbeck                          16,667(6)           *       --              --             16,667(6)           *

All Directors and                        7,226,021(7)        67.2%      --              --          7,226,021(7)        66.2%
Executive Officers as a
Group (4 persons)

------------------------

*   Less than 1% of the outstanding shares.

(1) Unless otherwise noted, all of the shares are held by individuals possessing sole voting and dispositive power with respect to the shares shown. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days, are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Each share of Preferred Stock of the Company has the right to vote on all matters voted upon by the holders of Common Stock. Accordingly, the Preferred Stock and Common Stock have been considered to be one voting class to show Total Voting Shares Beneficially Owned. The percentage of outstanding shares is calculated based upon 10,374,870 shares of Common Stock and 160,000 shares of Preferred Stock outstanding as of the close of business on April 15, 1997.

(3) Includes 199,956 shares that Mr. Ronning has the right to acquire on or before June 15, 1997 pursuant to the exercise of stock options.

(4) Includes 125,000 shares that Mr. Reese has the right to acquire on or before June 15, 1997 pursuant to the exercise of stock options.

(5) Includes 12,648 shares owned beneficially by Mr. Kramer by virtue of his interest in a partnership which owns shares, 68,266 shares held jointly by Mr. Kramer and his spouse, 13,305 shares owned beneficially by Mr. Kramer's spouse by virtue of her interest in a partnership which owns shares and 9,159 shares held by members of Mr. Kramer's family. Also includes 33,333 shares that Mr. Kramer has the right to acquire on or before June 15, 1997 pursuant to the exercise of stock options and stock purchase warrants. Does not include 300,000 shares that Jaguar Ventures Ltd. ("JVL") has the right to acquire on or before June 15, 1997 upon the exercise of stock options, which Mr. Kramer may be deemed to beneficially own by virtue of his ownership of one-third of the outstanding capital stock of JVL and his status as an officer and director of JVL.

(6) Includes 16,667 shares that Mr. Runbeck has the right to acquire on or before June 15, 1997 pursuant to the exercise of stock options.

(7) Includes 374,956 shares that all directors and executive officers as a group have the right to acquire on or before June 15, 1997 pursuant to the exercise of stock options and stock purchase warrants.

                                       9.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information regarding the beneficial ownership of Common Stock and Preferred Stock of the Company as of April 15, 1997, unless otherwise indicated, by each person known by the Company to be the owner of more than five percent of the Company's outstanding Common Stock or Preferred Stock.


                                                                                                       TOTAL VOTING
                                            SHARES OF COMMON         SHARES OF PREFERRED STOCK            SHARES
                                           STOCK BENEFICIALLY               BENEFICIALLY               BENEFICIALLY
                                                OWNED(1)                      OWNED(1)                    OWNED(2)
                                        -------------------------  ------------------------------  -------------------------
                                                     PERCENT OF                     PERCENT OF                  PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER      AMOUNT        CLASS         AMOUNT           CLASS         AMOUNT        TOTAL
--------------------------------------  ----------  -------------  -------------  ---------------  ----------  -------------
Ginger Elliot                               --           --             60,000           37.5%         60,000            *
P.O. Box 1036
Kirtland, NM 87417

Betty Plattner                              --           --             50,000           31.3%         50,000            *
1414 Highland Dr.
Solana Beach, CA 92075

Lela D. McCauley                            --           --             20,000           12.5%         20,000            *
P.O. Box 574
Okmulgee, OK 74447

Marianne M. Long, as                        --           --             20,000           12.5%         20,000            *
Trustee for Lauren A. Long
and Kathryn W. Long

Zelmay Long                                 --           --             10,000            6.3%         10,000            *
1733 S. Florence Av.
Tulsa, OK 74104

---------------------------------

*   Less than 1% of the outstanding shares.

(1) Unless otherwise noted, all of the shares are held by individuals possessing sole voting and dispositive power with respect to the shares shown. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days, are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Each share of Preferred Stock of the Company has the right to vote on all matters voted upon by the holders of Common Stock. Accordingly, the Preferred Stock and Common Stock have been considered to be one voting class to show Total Voting Shares Beneficially Owned. The percentage of outstanding shares is calculated based upon 10,374,870 shares of Common Stock and 160,000 shares of Preferred Stock outstanding as of the close of business on April 15, 1997.

                       SELECTION OF INDEPENDENT AUDITORS
                                   PROPOSAL 3

    The Board of Directors has approved the selection of Arthur Andersen LLP as independent auditors to make an examination of the accounts of the Company for the fiscal year ending December 31, 1997, and to perform other appropriate accounting services. Arthur Andersen LLP has acted as independent auditors of the Company since December 28, 1995.

PREVIOUS INDEPENDENT ACCOUNTANTS

    On December 28, 1995, the Board of Directors of the Company decided to change its independent accountants for the fiscal year beginning January 1, 1995. On such date, the Board of Directors of the Company dismissed Sartain Fischbein & Co. as independent accountants of the Company. Glenn Elliott & Associates, Inc. had acted as the Company's independent accountants for the fiscal year ended May 31, 1993 (on May 30, 1995, the

                                       10.

Company changed its fiscal year end from May 31 to December 31), prior to the Company becoming a reporting company under the Securities Exchange Act of 1934. (Sartain Fischbein & Co. and Glenn Elliott & Associates, Inc. are collectively referred to herein as the "Tech Squared Former Accountants.") On December 28, 1995, the Board of Directors of MacUSA also decided to change independent accountants for the fiscal year beginning January 1, 1995 and dismissed Price Waterhouse LLP (the "MacUSA Former Accountants"). (Sartain Fischbein & Co., Glenn Elliott & Associates, Inc. and Price
Waterhouse  LLP  are  collectively  referred  to  herein  as  the "Former
Accountants.")

    The reports of the Tech Squared Former Accountants on the Registrant's financial statements for the fiscal years ended May 31, 1993 and May 31, 1994, contained no adverse opinion or disclaimer of
opinion.  Except  for   the modifications  of: (a) the  Sartain Fischbein &
Co. opinion dated September 20, 1994 on the Company's financial statements for the fiscal year ended May 31, 1994 relating to the uncertain nature of the Company's ability to recover certain investments in mining
claims  and  exploration  costs  and  to   the uncertainty  of the Company's
ability to continue as a going concern and (b) the Glenn Elliott & Associates, Inc. opinion dated November 9, 1993 on the Company's financial statements for the fiscal year ended May 31, 1993 relating to the uncertainty of the Company's ability to continue as a going concern, the opinions of the Tech Squared Former Accountants were not qualified or modified as to uncertainty, audit scope or accounting principle. The reports of the MacUSA Former Accountants on the MacUSA financial statements for the years ended December 31, 1993 and December 31, 1994 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

    The Board of Directors of each of the Company and MacUSA approved the change in independent accountants. Neither the Company nor MacUSA has an audit committee.

    The Company believes, and has been advised by each of the Former Accountants during the preparation and filing of its Report on Form 8-K to report the change in accountants, that, in connection with the audits for the two fiscal years ended December 31, 1994, there have been no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years, there have been no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)(B)).

ENGAGEMENT OF NEW INDEPENDENT ACCOUNTANTS

    On December 28, 1995, the Board of Directors of the Company approved the engagement of Arthur Andersen LLP as its new independent accountants for the fiscal year ending December 31, 1995. During the two fiscal years ended December 31, 1996, the Company has not consulted with Arthur Andersen LLP on items which concerned the subject matter of a disagreement or reportable event with any of the Former Accountants (as described in Regulation S-B Item 304(a)(2)).

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1997, and to perform other accounting services. The Company has requested and expects a representative of Arthur Andersen LLP to be present at the Annual Meeting to make a statement if such representative so desires and to respond to appropriate questions.

    Although it is not required to do so, the Board of Directors wishes to submit the appointment of Arthur Andersen LLP as the Company's independent auditors to the shareholders for ratification. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as one class, present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                                       11.

                      SUBMISSION OF SHAREHOLDER PROPOSALS
                          FOR THE NEXT ANNUAL MEETING

    Shareholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Shareholders must be received by the Company on or before January 6, 1998.

                                 OTHER BUSINESS

    As of the date hereof, the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting other than those specifically referred to herein. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board of Directors will be voted in accordance with the judgment of the person or persons voting the proxies.

                       COSTS AND METHOD OF SOLICITATIONS

    The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock and Preferred Stock will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to beneficial owners of shares.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 accompanies this Notice of Annual Meeting and Proxy Statement. The Annual Report to Shareholders describes the financial condition of the Company as of December 31, 1996.

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 TO EACH PERSON WHO IS A SHAREHOLDER OF THE COMPANY AS OF APRIL 15, 1997, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT ON FORM 10-KSB. SUCH REQUESTS SHOULD BE SENT TO: TECH SQUARED INC., 5198 WEST 76TH STREET, EDINA, MINNESOTA 55439, ATTENTION: CHIEF FINANCIAL OFFICER.

    A Proxy Card is enclosed for your use. You are requested to SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States.

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS

                                          Joel A. Ronning,
                                          CHAIRMAN OF THE BOARD

                                       12.

TECH SQUARED INC.                                                                                                PROXY
5198 WEST 76TH STREET
EDINA, MINNESOTA 55439

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Joel A. Ronning and Charles E. Reese, Jr., and each of them, with full power of substitution, proxies to represent and vote, as designated below, all of the shares of the Common Stock and Preferred Stock of Tech Squared Inc. registered in the name of the undersigned at the close of business on April 15, 1997, with the powers the undersigned would possess if personally present at the 1997 Annual Meeting of Shareholders to be held at the Norwest Financial Center, Building Conference Room, Second Floor, 7900 Xerxes Avenue South, Bloomington, Minnesota, at 4:00 p.m. local time on June 5, 1997, and at any adjournment thereof, hereby revoking any proxy or proxies previously given.

    1.  Proposal to set the number of directors at four:
            / /  FOR            / /  AGAINST            / /  ABSTAIN

    2.  ELECTION OF DIRECTORS:

FOR all nominees listed below  / /          WITHHOLD AUTHORITY  / /
(except as marked to the contrary below)    to vote for all nominees listed below

(To WITHHOLD authority to vote for any individual nominee strike a line through the nominee's name below)

       Joel A. Ronning    Charles E. Reese, Jr.    James D. Kramer    Richard J.
       Runbeck

    3. To ratify the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997:
        / /  FOR        / /  AGAINST        / /  ABSTAIN

    4. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment.

                           (CONTINUED ON OTHER SIDE)

                                              THIS PROXY, WHEN PROPERLY
                                              EXECUTED, WILL BE VOTED AS
                                              DIRECTED. IF NO DIRECTION IS
                                              GIVEN, THE PROXY WILL BE VOTED
                                              "FOR" EACH PROPOSAL AND IN THE
                                              PROXY'S DISCRETION ON ANY OTHER
                                              MATTERS TO COME BEFORE THE
                                              MEETING.

                                              Dated
                                             ----------------------------------,
                                              1997

                                              ----------------------------------
                                              (Signature)

                                              ----------------------------------
                                              (Second signature)

                                              PLEASE DATE AND SIGN ABOVE exactly
                                              as your name appears at left,
                                              indicating where appropriate,
                                              official position or
                                              representative capacity.